Consent of Independent Registered Public Accounting Firm

Biodel Inc.

Danbury, Connecticut

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 20, 2013, relating to the consolidated financial statements  of Biodel Inc., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

August 14, 2014